Exhibit 5.1

July 21, 2020

Lithia Motors, Inc.

150 N. Bartlett Street

Medford, Oregon 97501

Re:	Registration Statement on Form S-3 Filed by Lithia Motors, Inc.

Ladies and Gentlemen:

We have acted as counsel to Lithia Motors, Inc., an Oregon corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of one or more series of the following securities by the Company (collectively, the “Securities”):

(a)	shares of the Company’s Class A common stock, no par value (“Class A Common Stock”),

(b)

shares of the Company’s preferred stock, no par value (“Preferred Stock”), which may be issued as part of a series established pursuant to articles of amendment filed in the office of the Secretary of State of the State of Oregon in accordance with the applicable provisions of the Oregon Business Corporation Act (an “Articles of Amendment”),

(c)	depositary shares, each representing a fraction of a share of a particular series of Preferred Stock (“Depositary Shares”),

(d)	warrants representing rights to purchase Class A Common Stock, Preferred Stock or Depositary Shares (“Warrants”),

(e)	stock purchase contracts for the purchase of Class A Common Stock, Preferred Stock or any of the other Securities (“Purchase Contracts”), and

(f)	units consisting of any combination of the Securities (“Units”).

In our capacity as counsel to the Company, we have examined such documents, records and instruments as we have deemed necessary for the purposes of this opinion. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

Lithia Motors, Inc.

July 21, 2020

In such examination, we have assumed the following without investigation: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based upon the foregoing examination and in reliance thereon, and subject to (a) the assumptions stated and in reliance on statements of fact contained in the documents that we have examined and (b) completion of all corporate action required to be taken by the Company to duly authorize each proposed issuance of Securities (including the due reservation of any shares of Class A Common Stock or Preferred Stock for issuance upon conversion or exchange of any other Securities), we are of the opinion that:

1.

With respect to Class A Common Stock, when the shares of Class A Common Stock have been issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Class A Common Stock will be validly issued, fully paid and non-assessable.

2.

With respect to Preferred Stock, when (a) the applicable Articles of Amendment for the Preferred Stock to be issued have been duly filed with the Office of the Secretary of State of the State of Oregon and (b) the shares of Preferred Stock have been issued and delivered in accordance with the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided for therein, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.

With respect to Class A Common Stock or Preferred Stock to be issued upon conversion or exercise, as applicable, of the Preferred Stock or Warrants, when (a) if applicable, the Articles of Amendment for the Preferred Stock to be issued have been duly filed with the Office of the Secretary of State of the State of Oregon and (b) such Class A Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Preferred Stock or Warrants, as the case may be, such shares of Class A Common Stock or Preferred Stock will be validly issued, fully paid and non-assessable.

4.

With respect to Depositary Shares, when (a) a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Depositary Shares have been established in accordance with the Deposit Agreement and (c) the Depositary Shares have been issued and delivered in accordance with the Deposit Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Depositary Shares will be validly issued, fully paid and non-assessable.

Lithia Motors, Inc.

July 21, 2020

5.

With respect to the Warrants, when (a) a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Warrants have been established in accordance with the Warrant Agreement and (c) the Warrants have been executed and delivered in accordance with the related Warrant Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Warrants will be legal, valid and binding obligations of the Company.

6.

With respect to Purchase Contracts, when (a) a purchase contract agreement relating to the Purchase Contracts (the “Purchase Contract Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Purchase Contracts have been established in accordance with the terms of the Purchase Contract Agreement, (c) the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements related thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements and (d) such Purchase Contracts have been executed and delivered in accordance with the Purchase Contract Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Purchase Contracts will be legal, valid and binding obligations of the Company.

7.

With respect to the Units, when (a) a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized and validly executed and delivered by the Company and each party thereto, (b) the terms of the Units have been established in accordance with the Unit Agreement and (c) the Units have been executed and delivered in accordance with the related Unit Agreement and the applicable purchase, underwriting or similar agreement against the receipt of requisite consideration therefor provided therein, the Units will be legal, valid and binding obligations of the Company.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof, and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

Lithia Motors, Inc.

July 21, 2020

(b)

We express no opinion as to enforceability of any right or obligation to the extent such right or obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to or after the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Oregon and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP